Exhibit 99.1

SYNERGY PHARMACEUTICALS SIGNS DEFINITIVE AGREEMENT TO ACQUIRE CALLISTO PHARMACEUTICALS

New York, New York — July 20, 2012 — Synergy Pharmaceuticals Inc. (Nasdaq: SGYP) and Callisto Pharmaceuticals, Inc. (OTCBB: CLSP) announced today that they have entered into a definitive merger agreement pursuant to which Callisto will merge into Synergy.

Under the terms of the merger agreement, each outstanding share of Callisto common stock will be exchanged for 0.17 shares of Synergy common stock and the 22,295,000 shares of Synergy held by Callisto will be canceled. In addition, the shares of common stock of Synergy issued to the Callisto stockholders will be subject to a lockup beginning on the effective date of the merger and ending on the earlier of (i) eighteen (18) months after such date or (ii) a Change in Control (as defined in the merger agreement).  Under the terms of the merger agreement, at closing, Synergy will issue, and Callisto stockholders will receive, in a tax-free exchange, shares of Synergy common stock such that Callisto stockholders will own approximately 38.3 percent of the combined company on a pro forma basis and Synergy stockholders will own approximately 61.7 percent. Completion of the transaction is subject to the approval of Synergy and Callisto shareholders, required regulatory approvals and certain other conditions as set forth in the definitive merger agreement. The transaction is expected to close by the end of October 2012.

Canaccord Genuity Inc. is acting as exclusive financial advisor to Synergy and Brean Murray, Carret & Co. is acting as exclusive financial advisor to Callisto.

About Synergy

Synergy is a biopharmaceutical company focused on the development of new drugs to treat gastrointestinal disorders and diseases. Synergy’s lead proprietary drug candidate plecanatide is a synthetic analog of the human gastrointestinal (GI) hormone uroguanylin, and functions by activating the guanylate cyclase C receptor on epithelial cells of the GI tract. Synergy completed a Phase I study of plecanatide in healthy volunteers and a Phase IIa clinical trial in chronic idiopathic constipation (CIC) patients. In October, 2011, Synergy initiated dosing of patients in a major Phase II/III clinical trial of plecanatide to treat CIC. Plecanatide is also being developed to treat constipation-predominant irritable bowel syndrome (IBS-C), with the first trial in IBS-C patients planned for the second half of 2012. Synergy’s second GC-C agonist SP-333 is currently in pre-clinical development to treat inflammatory bowel diseases. More information is available at http://www.synergypharma.com.

About Callisto

Callisto is a development stage biopharmaceutical company focused primarily on the development of drugs to treat GI disorders and diseases. All of Callisto’s drug candidates, currently plecanatide and SP-333 to treat GI disorders and diseases, are being developed exclusively by Synergy.

Safe Harbor Statement

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on Synergy’s and Callisto’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the conditions to and the anticipated timing of the closing of the merger between Callisto and Synergy; substantial competition; the need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; and risks relating to the ability to obtaining the requisite approvals for the transaction and the failure of Synergy or Callisto (as the case may be) to satisfy the other conditions to the transaction such that the merger is not consummated. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful.. Investors should read the risk factors set forth in Synergy’s and Callisto’s Form 10-K for the year ended December 31, 2011 and other periodic reports filed with the Securities and Exchange Commission (SEC).  While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and neither Synergy nor Callisto undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Additional Information about the Merger and Where to Find It

This communication does not constitute an offer to buy, or solicitation of an offer to sell, any securities of Synergy or Callisto, and no offer or sale of such securities will be made in any jurisdiction where it would be unlawful to do so.  In connection with the merger, Synergy will file with the SEC a registration statement on Form S-4 that will include a proxy statement and prospectus of Synergy relating to the Merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SYNERGY, CALLISTO AND THE MERGER. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement and proxy statement/prospectus (when they become available) may be obtained free of charge by accessing Synergy’s website at www.synergypharma.com or upon written request to Synergy at Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 1609, New York, New York 10170, Attention: Investor Relations

or upon written request to Callisto at Callisto Pharmaceuticals, Inc., 420 Lexington Avenue, Suite 1609, New York, New York 10170, Attention: Investor Relations. Stockholders may also read and copy any reports, statements and other information filed by Synergy or Callisto with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Synergy and Callisto and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Synergy and Callisto in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Synergy is also included in Synergy’s Annual Report on Form 10-K for year ended December 31, 2011. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Synergy at the address set forth above. Additional information regarding the directors and executive officers of Callisto is also included in Callisto’s Annual Report on Form 10-K, for the year ended December 31, 2011. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Callisto at the address set forth above.

Contact:

Investor Contact Information:
Danielle Spangler
The Trout Group
synergy@troutgroup.com
(646) 378-2924